TIBCO SOFTWARE INC.

Exhibit 32.2

CERTIFICATION

I, Murray D. Rode, Chief Financial Officer and Executive Vice President, Strategic Operations of TIBCO Software Inc. (the “Company”), do hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, that, to my knowledge:

(a)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 4, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 12, 2007

/s/ MURRAY D. RODE
Murray D. Rode Chief Financial Officer and Executive Vice President, Strategic Operations